UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2010

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001–33274	20–5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440–808–9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐   Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐   Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of TravelCenters of America LLC, or the Company, held on May 13, 2010, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Limited Liability Company Agreement that changed the vote required to elect directors in uncontested elections from a majority of outstanding common shares to a majority of the votes cast.  The amendment received the following votes:

For	Against	Abstain	Broker Non-Vote
10,704,213	2,478,184	45,580	N/A

Following adoption by the shareholders of the amendment described above, at the same meeting, the Company’s shareholders elected Patrick F. Donelan as the Independent Director in Group III of the Board of Directors for a three (3) year term of office until the Company’s 2013 annual meeting of shareholders and to serve until his successor shall have been duly elected.  Mr. Donelan received the following votes:

For	Against	Withhold	Broker Non-Vote
6,692,918	641,383	70,625	5,823,051

Also at the Company’s 2010 annual meeting of shareholders, the Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
12,314,906	884,814	28,257	N/A

Item 8.01  Other Events.

As reported under Item 5.07 above, on May 13, 2010, the shareholders of the Company approved an amendment to the Company’s Amended and Restated Limited Liability Company Agreement to change the vote required to elect directors in uncontested elections from a majority of outstanding common shares to a majority of the votes cast.  At a meeting of the Company’s Board of Directors following the annual meeting of shareholders, the Company’s Board of Directors approved an Amended and Restated Limited Liability Company Agreement which reflected the amendment approved by the Company’s shareholders at the annual meeting (the “LLC Agreement”).  The foregoing description of the LLC Agreement is not complete and is subject to and qualified in its entirety by reference to the LLC Agreement, a copy of which is attached as Exhibit 3.1, and which LLC Agreement is incorporated herein by reference.  In addition, a marked copy of the LLC Agreement, indicating the changes made to the LLC Agreement as it existed immediately prior to the adoption of the amendment, is attached as Exhibit 3.2.

At the same meeting of the Company’s Board of Directors, the Company’s Board of Directors also appointed Arthur G. Koumantzelis as the Chair of the Company’s Audit Committee, Mr. Donelan as the Chair of the Company’s Nominating and Governance Committee, and Barbara D. Gilmore as the Chair of the Company’s Compensation Committee.  The membership of each of these committees consists of Ms. Gilmore and Messrs. Donelan and Koumantzelis, the Company’s Independent Directors.

On May 13, 2010, the Company changed its director compensation arrangements.  A summary of the Company’s currently effective director compensation arrangements is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

On May 13, 2010, the Company granted each of its directors 11,000 common shares of beneficial interest, no par value, valued at $3.10 per share, the closing price of the Company’s common shares on the NYSE Amex LLC on that day, pursuant to the director compensation arrangements described above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC

3.2	Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC (marked)

10.1	Current Compensation Plan for Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer

Dated: May 19, 2010

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC

3.2	Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC (marked)

10.1	Current Compensation Plan for Directors